UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2007

PACIFIC CMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27653	84-1475073
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)	Identification No.)

c/o Airgate International Corporation
153-10 Rockaway Boulevard
Jamaica, New York 11434
(Address of Principal Executive Offices/Zip Code)

(212) 247-0049
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement

Effective April 6, 2007, Pacific CMA, Inc. (the “Company”) completed a financing transaction with Wells Fargo Bank, National Associates (“Wells Fargo”) pursuant to the terms of a Credit and Security Agreement (the "C&S Agreement"), by and between the Company, certain of the Company’s United States subsidiaries (the “Subsidiaries”), and Wells Fargo (the “Financing”). Pursuant to the C&S Agreement, the Company issued to Wells Fargo a revolving note in the principal amount of $10 million (the “Note”).

On that date, the Company received initial funding under the Financing of approximately $2,947,000, excluding fees and costs in the amount of $50,000 payable to Wells Fargo, in connection with the Financing. This initial funding was used to pay all of the Company’s payment obligations under its financing arrangements with Laurus Master Fund, Ltd. (“Laurus”).

The interest rate on the Note is Wells Fargo’s prime rate plus three-quarters of one percent, or prime rate, plus 0.75%.

The Note is secured by a first priority lien on the assets of the Company and the Subsidiaries. It is payable on demand. As a part of granting the first priority lien on its assets, the Company and the Subsidiaries entered into security and collateral pledge agreements (the "Collateral Agreements"), with Wells Fargo, pursuant to which the Subsidiaries’ assets and capital stock (or equivalent) was pledged as security for the loan from Wells Fargo.

The foregoing descriptions of the Credit and Security Agreement, the Note, the Security Agreements, and Collateral Pledge Agreements and Guaranties are qualified by reference in their entirety to copies of such documents which are filed herewith as exhibits and incorporated in this Item 1.01 by reference.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On April 6, 2007, the Company used approximately $2,947,000 of the proceeds received from the Financing described in Item 1.01 above to repay and terminate a Restated Credit and Security Agreement and related Notes and other agreements with Laurus.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

The disclosure contained in Item 1.01 is incorporated herein by reference.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

As previously reported, the staff of the Listing Qualifications Department of the AMEX made a determination to delist our Common Stock. We have and intend to vigorously defend their determination. We have appealed that determination and a hearing on our appeal was originally scheduled for April 12, 2007 and on April 9, 2007 was postponed to June 13, 2007.

 ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Set forth below is a list of Exhibits included as part of this Current Report (all are dated as of April 6, 2007).

10.32	Credit and Security Agreement by and between certain United States Subsidiaries of Pacific CMA, Inc. and Wells Fargo Bank, National Association (“Wells Fargo”).

10.33	Revolving Note.

10.34	Guaranty by Pacific CMA, Inc..

10.35	Guaranty by Pacific CMA International, LLC.

10.36	Guaranty by Alfred Lam.

10.37	Security Agreement between Pacific CMA, Inc. and Wells Fargo.

10.38	Security Agreement between Pacific CMA International LLC and Wells Fargo.

10.39	Collateral Pledge Agreement by Pacific CMA, Inc. in favor of Wells Fargo.

10.40	Collateral Pledge Agreement by Pacific CMA International, LLC in favor of Wells Fargo.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Remainder of Page Intentionally Left Blank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CMA, INC.

By:	/s/ Alfred Lam
Name: Alfred Lam
Title: Chairman and CEO

Dated: April 10, 2007

EXHIBIT INDEX

Exhibit No.	Description

(All the below documents are dated as of April 6, 2007).

10.32	Credit and Security Agreement, by and between certain United States Subsidiaries of Pacific CMA, Inc. and Wells Fargo Bank, National Association (“Wells Fargo”)

10.33	Revolving Note.

10.34	Guaranty by Pacific CMA, Inc..

10.35	Guaranty by Pacific CMA International, LLC.

10.36	Guaranty by Alfred Lam.

10.37	Security Agreement between Pacific CMA, Inc. and Wells Fargo.

10.38	Security Agreement between Pacific CMA International LLC and Wells Fargo.

10.39	Collateral Pledge Agreement by Pacific CMA, Inc. in favor of Wells Fargo.

10.40	Collateral Pledge Agreement by Pacific CMA International, LLC in favor of Wells Fargo.